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                                                                    EXHIBIT 10.4

                  FORM OF AMENDED AND RESTATED PROMISSORY NOTE

                                                                          [DATE]
$500,000.00                                                        Ada, Michigan

                  FOR VALUE RECEIVED, the undersigned, INTERLEUKIN GENETICS, INC., a Delaware corporation, of 135 Beaver Street, 2nd Floor, Waltham, Massachusetts 02452 (the "COMPANY"), promises to pay to PYXIS INNOVATIONS INC., a Delaware corporation, of 7575 Fulton Street East, Ada, Michigan 49355-0001 ("PAYEE"), the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) and interest on the unpaid principal balance at the per annum rate equal to the Index Rate plus 1% until maturity (adjusted on the first day of each calendar quarter to the Index Rate in effect on the date of adjustment) and 18 percent after maturity. As used in this Note, "INDEX RATE" means the "Prime Rate" listed in the Money Rates section of the Wall Street Journal.

                  The principal of this Note shall be paid in full on December 31, 2007. Accrued interest shall be paid on first day of each calendar quarter (January, April, July and October) until the principal balance shall be paid in full.

                  If any portion of the principal or interest is not paid when due, then the Company shall immediately pay to Payee a late charge in an amount equal to two percent of the principal amount then due. This is in addition to Payee's other rights and remedies for default in payment.

                  PREPAYMENTS. The Company may not prepay the principal of this Note.

                  SECURITY. This Note and all obligations of the Company under it are secured by a certain Security Agreement, dated October 23, 2002, as amended, given by the Company to Payee ("SECURITY DOCUMENTS"). Payee shall have all of the rights and powers set forth in the Security Documents as though they were fully set forth in this Note.

                  DEFAULT AND ACCELERATION. Each of the following shall be an "event of default" under this Note and the Security Agreement: (1) if default occurs in the payment of principal or interest under this Note or of any late charge or out-of-pocket expense that the Company at any time owes to Payee under this Note or in the payment of any other indebtedness or obligation that the Company now or in the future owes to Payee, as and when it shall be or become due and payable; (2) if default occurs in the performance of any other obligation to Payee under this Note, any Security Document, the Purchase Agreement (as defined below) or any other agreement that has been or in the future is entered into between the Company and Payee or if there occurs any other event of default under any Security Document, the Purchase Agreement, or any such other agreement; (3) if any warranty or representation that the Company has made or in the future makes to Payee in any Security Document or in any financial statement or other document given to Payee, shall have been false in any material respect; (4) if the Company dissolves, becomes insolvent, or makes an assignment for the benefit of creditors; (5) if the Company defaults in the payment of any other indebtedness or performance of obligations owed to any other party or entity; or (6) a Change of Control of the Company. Upon the occurrence of any event of default, all or any part of the indebtedness evidenced by this Note and all or any part of all other indebtedness and obligations that the Company then owes to Payee shall, at the option of Payee, become immediately due and payable without notice or demand. If a voluntary or involuntary case in bankruptcy, receivership or insolvency shall at any time be begun by or against the Company or if any levy, writ of attachment, garnishment, execution or similar process shall be issued against or placed upon any property of the Company, then all such indebtedness shall automatically become immediately due and payable.
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All or any part of the indebtedness evidenced by this Note also may become, or may be declared to be, immediately due and payable under the terms and conditions contained in any Security Document, the Purchase Agreement, or other agreement that has been or in the future is entered into between the Company and Payee.

                  "CHANGE OF CONTROL" shall mean (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, (c) a merger or share exchange in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger cease to own at least 51% of the outstanding shares of the Company, (d) the sale, license, or other transfer of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer (other than a transaction involving primarily shares held by Payee) of more than 50% of the outstanding shares of the Company, whether by tender offer, similar transaction, or newly issued stock (other than to Payee).

                  AGREEMENT. This Note is given under a certain Note Purchase Agreement, dated October 23, 2002, as amended between Payee and the Company (the "PURCHASE AGREEMENT"), and Payee shall have all of the rights and powers set forth in the Agreement as though they were set forth fully in this Note.

                  CONVERSION. Payee has the right, at its option, at any time prior to the payment in full of this Note, to convert a portion or all of the balance of this Note into fully paid and nonassessable common stock of the Company. The number of shares of common stock into which the balance of this Note may be converted ("CONVERSION SHARES") shall be determined by dividing the aggregate principal amount to be converted, together with all accrued interest to the date of conversion, by 2.0 times the Conversion Price in effect at the time of such conversion. The "CONVERSION PRICE" shall be the Conversion Price, as determined and adjusted as set forth in Section 4 of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock as filed with the Delaware Secretary of State on March 5, 2003, regardless of whether any shares of the Series A Preferred Stock shares are outstanding at the time of conversion.

                  Before Payee shall be entitled to convert some or all of the balance of this Note into shares as provided above, it shall give written notice to the Company of the election to convert, and shall state the amount of the balance to be converted. The Company shall, as soon as practicable thereafter, issue and deliver to Payee a certificate for the number of shares of common stock to which Payee shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of Company's receipt of the notice from Payee, and Payee shall be treated for all purposes as the record holder of such shares of stock as of such date.

                  No fractional shares of stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Payee upon conversion, the number of shares issued shall be rounded to the nearest whole number. If the entire balance of this Note is to be converted, then Payee shall surrender this Note, duly endorsed, at the office of the Company. If only a portion of the balance of this Note is converted, then the balance of this Note shall be reduced by the amount converted, with the remaining balance continuing as outstanding under this Note. Upon conversion, the Company shall, at its expense, issue and deliver to Payee a certificate for the number of shares of such stock to which Payee shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws and the opinion of counsel to the Company), together with any other securities and property to which Payee is entitled upon such conversion under the terms of this Note.

                  In the event of: (a) any taking by the Company of a record of holders of any class of securities of the Company for the purpose of determining holders thereof who are entitled to receive any


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dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or (b) any capital reorganization, any reclassification, or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger or similar change of control transaction involving the Company; or (c) any voluntary or involuntary dissolution, liquidation, or winding up of the Company; then the Company will mail to Payee at least ten days prior to the earliest date specified therein, a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right; and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

                  Following the approval at a meeting of the Company's stockholders and the subsequent filing of a Certificate of Amendment of the Company's Certificate of Incorporation that increases the authorized Common Stock of the Company in an amount sufficient to permit the Board of Directors to reserve for issuance upon conversion of this Note the number of shares of Common Stock to which the Note is then convertible, the Company shall, at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the full conversion of the Note such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of the Note. If at any time the number of authorized by unissued shares of common stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to Payee, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes.

                  PLACE AND APPLICATION OF PAYMENTS. Each payment upon this Note shall be made at Payee's address set forth above or any other place that Payee directs in writing. Payee shall apply any payment upon it first to any expenses (including expenses of collection) then due and payable to Payee, then to any unpaid late charges, then to any accrued and unpaid interest under this Note and then to the unpaid principal balance. If the Company at any time owes Payee any indebtedness or obligation in addition to the indebtedness that this Note evidences, and if any indebtedness that the Company then owes to Payee is then in default, then the Company shall not have any right to direct or designate the particular indebtedness or obligation upon which any payment made by, or collected from, the Company or from security shall be applied. The Company waives any such right and agrees that Payee shall determine, in its sole discretion, the manner of application of any such payment, as between or among such indebtedness and obligations.

                  SETOFF. Payee shall have the right at any time to set off any indebtedness that this Note evidences and that is then due and payable against any indebtedness that Payee then owes to the Company.

                  REMEDIES. Payee shall have all rights and remedies that the law and any agreement of the Company provide. Any requirement of reasonable notice with respect to any sale or other disposition of collateral shall be met if Payee sends the notice at least ten days before the date of sale or other disposition. The Company shall reimburse Payee for any and all expenses, including reasonable attorney fees and legal expenses, that Payee pays or incurs in protecting and enforcing the rights of and obligations to Payee under any provision of this Note or any Security Document.

                  WAIVERS. A delay by Payee in the exercise of any right or remedy shall not be considered a waiver of it. A single or partial exercise by Payee of any right or remedy shall not preclude any other or future exercise of it or the exercise of any other right or remedy. A waiver by Payee of any


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default or of any provision of this Note shall not be effective unless it is in writing and signed by Payee. A waiver of any right or remedy on one occasion shall not be a waiver of that right or remedy on any future occasion.

                  The Company waives demand for payment, presentment, notice of dishonor and protest of this Note and waives all defenses based on suretyship or impairment of collateral. The Company consents to any extension or postponement of time of payment of this Note, to any substitution, exchange or release of all or any part of any security given to secure it, to the addition of any party to it and to the release, discharge, waiver, modification or suspension of any rights or remedies against any person liable for the indebtedness that this Note evidences.

                  GENERAL. In this Note, "MATURITY" means the time when the entire remaining unpaid principal balance shall be or shall become due and payable for any reason, including acceleration as provided above.

                  APPLICABLE LAW AND JURISDICTION. This Note shall be governed by and interpreted according to the laws of the State of Michigan, without giving effect to conflict of laws rules. The Company irrevocably agrees and consents that any action against the Company for collection or enforcement of this Note may be brought in any state or federal court that has subject matter jurisdiction and is located in, or whose district includes, Kent County, Michigan, and that any such court shall have personal jurisdiction and venue over the Company for purposes of the action.

                  PAYEE AND OBLIGOR EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ("CLAIM"), THAT IS BASED UPON, ARISES OUT OF OR RELATES TO THIS NOTE OR THE INDEBTEDNESS THAT IT EVIDENCES, INCLUDING, WITHOUT LIMITATION, ANY CLAIM THAT IS BASED UPON, ARISES OUT OF OR RELATES TO ANY ACTION OR INACTION OF PAYEE IN CONNECTION WITH ANY ACCELERATION, ENFORCEMENT OR COLLECTION OF THIS NOTE OR SUCH INDEBTEDNESS.

                  AMENDS AND RESTATES. This Note amends, restates and replaces in its entirety that certain Promissory Note dated [DATE], made by the Company to the order of Payee in the original, principal amount of $500,000.00.

                                     INTERLEUKIN GENETICS, INC.


                                     By
                                        --------------------------------
                                           Name:  Fenel M. Eloi
                                           Title: Chief Financial Officer


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        SCHEDULE TO FORM OF AMENDED AND RESTATED SECURED PROMISSORY NOTE


This schedule is filed pursuant to Instruction 2 of Item 601 of Regulation S-K. We state that the Form of Amended and Restated Note filed as Exhibit 10.4 to our Current Report on Form 8-K dated March 5, 2003, is identical in all material respects with Amended and Restated Notes we issued to Pyxis Innovations Inc., other than with respect only to the date of each Amended and Restated Note, which are as follows:

Dates of Amended and Restated Promissory Notes
October 23, 2002
November 14, 2002
December 16, 2002
January 28, 2003

We hereby undertake to file copies of any or all of such Amended and Restated Notes pursuant to an amendment to our Current Report on Form 8-K dated March 5, 2003, upon the request of the Commission.